UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2023
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12780 El Camino Real,
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
(858) 617-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 9, 2023, the board of directors (the “Board”) of Neurocrine Biosciences, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Restated Bylaws”) which became effective immediately upon adoption by the Board.
The amendments effected by the Restated Bylaws implement a proxy access provision, whereby a stockholder or a group of no more than 20 stockholders owning three percent or more of the voting power of the Company's outstanding capital stock continuously for at least three years may nominate and include in the Company's proxy statement for an annual meeting director nominees constituting up to the greater of two individuals or 20% of the number of directors in office, provided that (i) the number of such nominees may not exceed 50% of the number of directors in the class whose term expires at such annual meeting and (ii) the stockholders satisfy the procedural, disclosure and other requirements specified in the Restated Bylaws.
Additionally, the amendments effected by the Restated Bylaws update procedural, disclosure and other requirements in connection with stockholder nominations of directors and submissions of stockholder proposals regarding other business at stockholder meetings (other than nominations pursuant to the Company’s proxy access bylaws) or by consent without a meeting, including by requiring:
•additional background information and disclosures regarding proposing stockholders, proposed nominees, and other persons related to a stockholder’s solicitation of proxies;
•any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities and Exchange Act of 1934, as amended, and to timely provide reasonable evidence that certain requirements of such rule have been satisfied;
•that disclosures included in a stockholder’s notice of nominations or proposals regarding other business be updated, if necessary, to be accurate both as of the stockholder meeting record date and as of five business days prior to the stockholder meeting;
•that if any stockholder provides a nomination notice and subsequently either (i) fails to notify the Company that such stockholder no longer intends to solicit proxies in support of director nominees other than the Company’s nominees or (ii) fails either to comply with the requirements of Rule 14a-19 or fails to timely provide reasonable evidence to the Company that such stockholder has met the requirements of Rule 14a-19, then such stockholder’s nominees will be disregarded and no vote on such nominees proposed by such stockholder will occur, notwithstanding any proxies or votes the Company has received in respect of such nominees; and
•any stockholder seeking to take action by consent without a meeting to provide notice requesting that the Board fix a record date for such action, and that the Company engage independent inspectors of election to review the validity of consents and revocations received for any action.
The Restated Bylaws also incorporate ministerial, clarifying and conforming changes, including changes to align with the current provisions of the Delaware General Corporation Law.
The foregoing summary of the amendments effected by the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

3.1	Amended and Restated Bylaws

104	Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: February 10, 2023	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer